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                                                                   Exhibit 10(z)

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT between PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (the "Company"), and JAMES L. BAYMAN ("Bayman"), dated January 29, 2002, effective April 1, 2002.

                              W I T N E S S E T H:

         WHEREAS, the Company and Bayman are parties to that certain Employment Agreement dated April 26, 2000, effective April 1, 2000 (the "Agreement");

         WHEREAS, the Agreement contains certain provisions regarding, inter alia, the nature of Bayman's commitments, duties and responsibilities during the Period of Transition (as such term is defined in the Agreement);

         WHEREAS, the Company and Bayman desire to amend the Agreement to reflect an increase in Bayman's commitments, duties and responsibilities during the Period of Transition and the compensation payable to him by the Company as a result of such increase, and to make certain other modifications in connection therewith.

         NOW, THEREFORE, the parties hereby agree that the Agreement is hereby amended as follows effective April 1, 2002:

         1. The last sentence of Section 3.04 is hereby deleted, and the following is hereby inserted in lieu thereof:

            "Throughout the first year of the Period of Transition, Bayman shall retain his present office location at the corporate offices of the Company. For the remainder of the Period of Transition, Bayman shall be provided with an appropriate office which shall be mutually acceptable to Bayman and his successor as Chief Executive Officer."

         2. Section 3.05 is hereby deleted, and the following is hereby inserted in lieu thereof:

            "3.05 PERIOD OF TRANSITION. The following shall apply to the Period of Transition:

                   (a) EMPLOYMENT DUTIES AND RESPONSIBILITIES. Throughout the
            Period of Transition, Bayman shall serve in an advisory capacity to the Chief Executive Officer and shall perform such tasks as shall be reasonably requested of him from time to time by the Chief Executive Officer. In addition, during the first year of the Period of Transition, Bayman shall be regularly available as requested by the Chief Executive Officer to assist in evaluating industry and market conditions, evaluating corporate opportunities, assisting in any related merger, acquisition


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            and consolidation activities, developing strategic plans, and undertaking similar corporate development activities.

                   (b) BOARD MEMBERSHIP. Bayman shall make himself available to serve as a nominee for election by the shareholders of the Company as a Director of the Company and, if elected, agrees that at all times during the Period of Transition, Bayman shall make himself available to serve and continue to serve as a member of its Board of Directors.

                   (c) BOARD CHAIRMANSHIP. Bayman shall stand for election as a
            Class B Director of the Company at the Annual Meeting of Shareholders of the Company to be held in 2002, and, assuming that he is so elected, agrees to continue to serve, at the discretion of the Board of Directors, as Chairman of the Board of Directors through March 31, 2003.

                   (d) AVAILABILITY. During the first year of the Period of
            Transition, as requested by the Chief Executive Officer, Bayman shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, except for reasonable vacations afforded the Company's executive officers and except for illness or incapacity. Thereafter, Bayman shall devote no more than five (5) days per month during normal business hours to the business affairs of the Company as requested from time to time by the Chief Executive Officer, except for illness or incapacity. Notwithstanding the foregoing, nothing in this Agreement shall preclude Bayman at any time from devoting reasonable time required for serving as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities, and from managing his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement."

            3. Section 4.01(b) is hereby amended by adding the following:

               "Notwithstanding the foregoing, for all services rendered by Bayman in any capacity during the first year of the Period of Transition, Bayman shall be paid as compensation (x) a base salary, payable not less often than monthly, at a rate of $450,000 per year and (y) a cash bonus, payable as a single sum on March 31, 2003, of $200,000. Such bonus shall be treated for purposes of this Agreement as an earned incentive bonus under the Annual Incentive Plan for the Company's fiscal year ending March 31, 2003."

            4. The reference to Section 8(a) in Section 8.01 is hereby changed to a reference to Section 8.01.

            5. Except as amended by the foregoing, the provisions of the Agreement are ratified and confirmed in all respects.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 to the Agreement as of the date first above written.



ATTEST:                             PIONEER-STANDARD ELECTRONICS, INC.


 /s/ Lawrence N. Schultz            By  /s/ Arthur Rhein
---------------------------            --------------------------------------
                                       Arthur Rhein
                                       President and Chief Operating Officer

ATTEST:



/s/ Lawrence N. Schultz                /s/ James L. Bayman
---------------------------            --------------------------------------
                                       James L. Bayman







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